Exhibit 15.2

ORDINARY MEETING OF STOCKHOLDERS OF

LUXOTTICA GROUP S.p.A.

October 29-30, 2009

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

00033300000000000000 5	102909

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	The distribution of dividends	☐	☐	☐

2.	The authorization to purchase and sell the Company’s ordinary shares	☐	☐	☐

3.	The restitution of the membership of the Board of Statutory Auditors	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:         Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

LUXOTTICA GROUP S.p.A.

Proxy for Ordinary Meeting of Stockholders on October 29-30, 2009

(Continued and to be signed on the reverse side.)

14475

ORDINARY MEETING OF STOCKHOLDERS OF

LUXOTTICA GROUP S.p.A.

October 29-30, 2009

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER

ACCOUNT NUMBER

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions.  Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States and Canada or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online or by phone until 11:59 PM EST by October 23, 2009

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided IF you are not voting by telephone or the Internet.

00033300000000000000 5	102909

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	The distribution of dividends	☐	☐	☐
2.	The authorization to purchase and sell the Company’s ordinary shares	☐	☐	☐
3.	The restitution of the membership of the Board of Statutory Auditors	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.   ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.